12/2003
Item 77 Q1(a):  Exhibits -

AMENDMENT TO REGISTRANT'S DECLARATION AND AGREEMENT OF TRUST


An Amendment to the Declaration and Agreement of Trust for the Lord Abbett Securities Trust - Lord Abbett International Core Equity Fund is hereby incorporated by reference to the Post-Effective Amendment No. 43 to the Trust's Registration Statement filed on December 12, 2003 (Accession Number:
0001047469-03-040408).



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12/2003
Item 77 Q1(a):  Exhibits -

AMENDMENT TO REGISTRANT'S DECLARATION AND AGREEMENT OF TRUST

An Amendment to the Declaration and Agreement of Trust for the Lord Abbett Securities Trust changing the name of the International Series to Lord Abbett International Opportunities Fund was approved by the Board of Trustees, effective October 1,2003.


                          LORD ABBETT SECURITIES TRUST

                AMENDMENT TO DECLARATION AND AGREEMENT OF TRUST


          The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated February 26, 1993 (the "Declaration"), do hereby amend the Declaration, pursuant to Section
     8.2 of the Declaration, by changing the legal name for the existing International Series of the Trust to the "Lord Abbett International Opportunities Fund," its Class A, B, C, P, and Y shares now being Class A, B, C, P, and Y shares of the Lord Abbett International Opportunities Fund.

          This instrument shall constitute an amendment to the Declaration and shall be effective on October 1, 2003.

          IN WITNESS WHEREOF, the undersigned have executed this instrument this 14th day of August, 2003.


        /s/ ROBERT S. DOW                             /s/ FRANKLIN W. HOBBS
        Robert S. Dow                                 Franklin W. Hobbs


        /s/ E. THAYER BIGELOW                        /s/ C. ALAN MACDONALD
        E. Thayer Bigelow                            C. Alan MacDonald


        /s/ WILLIAM H. T. BUSH                      /s/ THOMAS J. NEFF
        William H. T. Bush                          Thomas J. Neff


        /s/ ROBERT B. CALHOUN, JR.
        Robert B. Calhoun, Jr.



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12/2003
Item 77 Q1(c):  Exhibits - AMENDMENT TO INVESTMENT ADVISORY CONTRACTS

An Addendum to the Management Agreement for the Lord Abbett Securities Trust - Lord Abbett Large-Cap Value Fund is hereby incorporated by reference to the Post-Effective Amendment No. 41 to the Trust's Registration Statement filed on June 26, 2003 (Accession Number: 0001047469-03-022364).